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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of McAfee Associates, Inc. on Form S-8 (File Nos. 33-80272, 33-80260, 33-80258, 33-96586 and 333-11155) of our reports dated January 20, 1997, except for the matters discussed in Note 11 for which the date is March 1, 1997, on our audits of the consolidated financial statements and financial statement schedule of McAfee Associates, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.



                                  COOPERS & LYBRAND L.L.P.



San Jose, California
March 28, 1997